UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2015
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McDermott International, Inc.
(Exact name of registrant as specified in its charter)
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REPUBLIC OF PANAMA	001-08430	72-0593134
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

757 N. Eldridge Parkway Houston, Texas		77079
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code:  (281) 870-5000

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07          Submission of Matters to a Vote of Security Holders.

Results of Annual Meeting of Stockholders

McDermott International, Inc. held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) on Friday, May 8, 2015, in Houston, Texas.  Set forth below are the final voting results on each matter submitted to a vote of stockholders at the Annual Meeting.  Each proposal is described in more detail in our Proxy Statement for the Annual Meeting dated March 27, 2015.

Proposal 1:  The stockholders elected each of the eight director nominees to our Board of Directors for a one-year term, with the voting results as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
John F. Bookout, III	153,296,213	8,539,210	51,805,111
Roger A. Brown	149,019,856	12,815,567	51,805,111
David Dickson	159,905,316	1,930,107	51,805,111
Stephen G. Hanks	153,012,671	8,822,752	51,805,111
Gary P. Luquette	157,181,378	4,654,045	51,805,111
William H. Schumann, III	152,713,176	9,122,247	51,805,111
Mary L. Shafer-Malicki	147,860,296	13,975,127	51,805,111
David A. Trice	152,361,884	9,473,539	51,805,111

Proposal 2:  The stockholders approved, on an advisory basis, our named executive officer compensation, with the voting results as follows:

For	Against	Abstentions	Broker Non-Votes
101,176,420	60,196,485	462,518	51,805,111

Proposal 3:  The stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015, with the voting results as follows:

For	Against	Abstentions
212,635,267	666,633	338,634

A copy of our press release announcing the results of the Annual Meeting is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release Announcing the Results of the Annual Meeting dated May 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McDERMOTT INTERNATIONAL, INC.

	By:	/s/ Stuart Spence
Stuart Spence
Executive Vice President and Chief Financial Officer

May 8, 2015

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release Announcing the Results of the Annual Meeting dated May 8, 2015.

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